                                                                     Exhibit 2.3


                                                                  EXECUTION COPY

                             AMENDMENT NO. 1 TO THE
                 AMENDED AND RESTATED RECAPITALIZATION AGREEMENT

            THIS AMENDMENT NO. 1 TO THE AMENDED AND RESTATED RECAPITALIZATION AGREEMENT (this "Amendment No. 1") is dated as of February 26, 1998, and is entered into by and among Micron Electronics, Inc., a Minnesota corporation ("MEI"), MEI California, Inc., a California corporation and a wholly owned subsidiary of MEI ("Sub"), MCMS, Inc. (formerly known as Micron Custom Manufacturing Services, Inc.), an Idaho corporation and a wholly-owned subsidiary of Sub (the "Company") and Cornerstone Equity Investors IV L.P., a Delaware limited partnership ("Investor").

            WHEREAS, the parties hereto have entered into that certain Amended and Restated Recapitalization Agreement, dated as of February 1, 1998 (the "Original Agreement") (it being understood that capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Original Agreement);

            WHEREAS, the parties hereto desire to amend certain provisions of the Original Agreement;

            NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

            1. The fourth whereas clause of the Original Agreement is hereby amended and restated to read in its entirety as follows:

            "WHEREAS, Investor will contribute $61.2 million (the "Purchase Price") to the Company in exchange for 2,761,176 shares of Class A Common Stock of the Company, 863,824 shares of Class B Common Stock of the Company, 875,000 shares of Class C Common Stock of the Company, 2,761,176 shares of Series A Convertible Preferred Stock of the Company, 863,824 shares of Series B Convertible Preferred Stock of the Company and 875,000 shares of Series C Convertible Preferred Stock of the Company (the Class A Common Stock, Class B Common Stock, Class C Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock are referred to herein as the "Recapitalized Securities") which Recapitalized Securities shall have the terms set forth in the Amended Charter (as herein defined) (collectively, the "Purchase Shares") (such purchase, the "Stock Purchase");"

            2. The sixth whereas clause of the Original Agreement is hereby amended and restated to read in its entirety:

            "WHEREAS, the parties hereto desire that, immediately after the Stock Purchase and the BTAB Financing, the Company shall redeem from Sub 1,000 shares (such number to be appropriately adjusted for any stock split or stock dividend of the Company Common Stock after the date hereof and prior to the

                                                                  EXECUTION COPY

      Closing Date) (the "Redemption Shares") of Company Common Stock in exchange for the Redemption Price (as herein defined) (such redemption, the "Stock Redemption") and that immediately after Closing and payment of the Redemption Price, Sub shall own 10% of the outstanding Recapitalized Securities;"

            3. Section 8.3 of the Original Agreement is hereby amended and restated to read in its entirety as follows:

            "Section 8.3 Stock Redemption. Pursuant to the authorization contemplated by Section 8.1 hereof and subject to the terms and conditions set forth in this Agreement, the parties hereto agree that Sub shall offer for redemption, and the Company shall redeem the Redemption Shares. In consideration for the Redemption Shares, at the Closing, Sub will receive from the Company (a) $249,200,000, (b) 500,000 shares of the Company's Class A Common Stock having the terms set forth in the Amended Charter and
      (c) 500,000 shares of the Company' Series A Convertible Preferred Stock having the terms set forth in the Amended Charter (the items referred to in (b) and (c) above are referred to herein collectively as the "Recapitalized Shares" and the items referred to in (a), (b) and (c) above are referred to herein collectively as the "Redemption Price")."

            4. Section 8.4(b)(4) is hereby amended and restated to read in its entirety as follows:

            "(4) Deliveries by Company to Sub. The Company shall pay to Sub the cash Redemption Price by wire transfer of immediately available funds to one or more accounts as designated by Sub and shall deliver to Sub certificates evidencing the Recapitalized Shares."

            5. Except as expressly set forth herein, the terms of the Original Agreement shall remain in full force and effect.

            6. This Amendment No. 1 may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Amendment No. 1, provided receipt of copies of such counterparts is confirmed.

            IN WITNESS WHEREOF, this Amendment No. 1 to the Amended and Restated Recapitalization Agreement has been signed by or on behalf of each of the parties as of the day first above written.


                            MCMS, Inc.
                            (formerly known as Micron Custom Manufacturing Services, Inc.)



                            By: /s/ Robert F. Subia
                               ------------------------------
                               Name:  Robert F. Subia
                               Title: President & CEO


                            MICRON ELECTRONICS, INC.



                            By:
                               ------------------------------
                               Name:
                               Title:


                            MEI CALIFORNIA, INC.



                            By:
                               ------------------------------
                               Name:
                               Title:


                            CORNERSTONE EQUITY INVESTORS IV, L.P.

                            By: Cornerstone IV, L.L.C.,
                                as General Partner



                            By: /s/ Michael E. Najjar
                               ------------------------------
                               Name:  Michael E. Najjar
                               Title: Managing Director

            IN WITNESS WHEREOF, this Amendment No. 1 to the Amended and Restated Recapitalization Agreement has been signed by or on behalf of each of the parties as of the day first above written.


                            MCMS, Inc.
                            (formerly known as Micron Custom Manufacturing Services, Inc.)



                            By:
                               ------------------------------
                               Name:
                               Title:


                            MICRON ELECTRONICS, INC.


                                                                    Reviewed
                            By: /s/ T. Erik Oaas                    MEI Legal
                               ------------------------------          BTH
                               Name:  T. Erik Oaas                  ---------
                               Title: Executive Vice-President


                            MEI CALIFORNIA, INC.


                                                                    Reviewed
                            By: /s/ T. Erik Oaas                    MEI Legal
                               ------------------------------          BTH
                               Name:  T. Erik Oaas                  ---------
                               Title: Executive Vice-President


                            CORNERSTONE EQUITY INVESTORS IV, L.P.

                            By: Cornerstone IV, L.L.C.,
                                as General Partner



                            By:
                               ------------------------------
                               Name:
                               Title: